        Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of April 27, 2021 and is made by and among New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), and the several purchasers of the Senior Notes (as defined below) identified on the signature pages to the Purchase Agreement (as defined below) (collectively, the “Purchasers”).
This Agreement is made pursuant to the Note Purchase Agreement dated April 27, 2021 by and among the Company and each of the Purchasers (the “Purchase Agreement”), which provides for the sale by the Company to the Purchasers of $100,000,000 aggregate principal amount of the Company’s 5.75% Senior Unsecured Notes due 2026, which were issued on April 27, 2021 (the “Senior Notes”). In order to induce each of the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Purchasers’ obligations thereunder, the Company has agreed to provide to the Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:
1.    Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:
“1933 Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Additional Interest” shall have the meaning set forth in Section 2(c) hereof.
“Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to be closed.
“Closing Date” shall mean the date of this Agreement.
“Company” shall have the meaning set forth in the preamble to this Agreement and also includes the Company’s successors.
“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, the City of New York.
“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) covering the Registrable Securities, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.
“Exchange Securities” shall mean the 5.75% Senior Unsecured Notes due 2026 issued by the Company under the Indenture containing terms substantially identical to the Senior Notes (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly provided for on the Senior Notes or, if no such interest has been paid or duly provided for, from the Interest Accrual Date, (ii) provisions relating to an increase in the stated rate of interest thereon upon the occurrence of a Registration Default shall be eliminated, (iii) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Senior Notes without registration under the 1933 Act shall be eliminated, (iv) the minimum denominations thereof shall be $2,000 and integral multiples of $1,000 in excess thereof, and (v) all of the Exchange Securities will be represented by one or more global Exchange Securities in book-entry form unless exchanged for Exchange Securities in definitive certificated form under the circumstances provided in the Indenture) to be offered to Holders (as defined below) of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
“Holders” shall mean the Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.
“Indenture” shall mean the indenture, dated as of April 27, 2021 by and between the Company and UMB Bank National Association, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.
“Interest Accrual Date” means April 27, 2021.
“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Registrable Securities outstanding.
“Person” shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.
“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Purchasers” shall have the meaning set forth in the preamble to this Agreement.
“Registrable Securities” shall mean the Senior Notes; provided, however, that any Senior Notes shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Senior Notes shall have been declared or become effective under the 1933 Act and such Senior Notes shall have been sold pursuant to such Registration Statement, (ii) such Senior Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, or are eligible to be resold by non-Affiliates of the Company pursuant to Rule 144 without regard to the public information requirements thereunder, (iii) such Senior Notes shall have ceased to be outstanding, or (iv)  an Exchange Offer Registration Statement that was declared effective under the 1933 Act and the related Exchange Offer was consummated but such Senior Notes were not exchanged at the election of an eligible Holder prior to the consummation of such Exchange Offer.
“Registration Default” shall have the meaning set forth in Section 2(c).
“Registration Expenses” shall mean any and all reasonable expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of FINRA (including reasonable fees and disbursements of one counsel for the Holders in connection with qualification of any of the Exchange Securities or Registrable Securities under state or other securities or blue sky laws and any filing with and review by FINRA), (iii) all rating agency fees, (iv)  all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of counsel for the Company and the fees and expenses of independent public accountants for the Company or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, and (vi) the fees and expenses of the Trustee, any registrar, any Depositary, any paying agent, any escrow agent or any custodian, in each case including fees and disbursements of their respective counsel. For the avoidance of doubt, Registration Expenses shall not include any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company relating to any offering of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Exchange Offer Registration Statement), and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.
“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.
“Senior Notes” shall have the meaning set forth in the preamble to this Agreement.
“Subsidiary” shall mean a corporation, a partnership, business or statutory trust or a limited liability company, a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.
“TIA” shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Trustee” shall mean the trustee with respect to the Senior Notes and the Exchange Securities under the Indenture.
For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system; (ii) all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any Registration Statement, preliminary prospectus or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement, preliminary prospectus or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A, Rule 405 or Rule 415 under the 1933 Act, and all references to any sections or subsections thereof or terms defined therein, shall in each case include any successor provisions thereto; and (v) all references in this Agreement to days (but not to Business Days) shall mean calendar days.

2.    Registration Under the 1933 Act.
(a)    Exchange Offer Registration. The Company shall (i) use its commercially reasonable efforts to file with the SEC on or prior to the 60th day after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for a like aggregate principal amount of Exchange Securities, (ii) use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective or become effective by the SEC no later than the 120th day after the Closing Date, (iii) use its commercially reasonable efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer and (iv) use its commercially reasonable efforts to consummate the Exchange Offer no later than 180 days after the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities.
In connection with the Exchange Offer, the Company shall:
(i)    promptly mail or otherwise transmit, in compliance with the applicable procedures of the Depositary for such Registrable Securities, to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
(ii)    keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders and, during the Exchange Offer, offer to all Holders who are legally eligible to participate in the Exchange Offer the opportunity to exchange their Registrable Securities for Exchange Securities;
(iii)    permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, Eastern time, on the last Business Day on which the Exchange Offer shall remain open, by sending to the Company and at the address specified in the Prospectus or the related letter of transmittal or related documents a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Senior Notes exchanged, and otherwise complying with the applicable procedures of the Depositary;
(iv)    notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of Participating Broker-Dealers as provided herein); and

(v)    otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.
The Exchange Securities shall be issued under the Indenture, which shall be qualified under the TIA.
As soon as reasonably practicable after the closing of the Exchange Offer, the Company shall:
(vi)    accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal that is an exhibit thereto;
(vii)    deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and
(viii)    cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange equal in principal amount to the principal amount of the Registrable Securities of such Holder so accepted for exchange through the facilities of the Depositary.
For the avoidance of doubt, notwithstanding any provision herein purporting to require physical mailing, delivery or acceptance of any document or instrument, the Company may conduct the Exchange Offer exclusively through the automated tender offer program of the Depositary, provided that this provision shall apply only to Registrable Securities held in the form of beneficial interests in a global note deposited with (or held by a custodian for) The Depository Trust Company.

Interest on each Exchange Security will accrue from the last date on which interest was paid or duly provided for on the Senior Notes surrendered in exchange therefor or, if no interest has been paid or duly provided for on such Senior Notes, from the Interest Accrual Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, and (iii) that the Holders tender the Registrable Securities to the Company in accordance with the Exchange Offer. Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that (a) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, (b) any Exchange Securities to be received by it will be acquired in the ordinary course of business, (c) it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, and (d) it is not acting on behalf of any Person who could not truthfully make the statements set forth in clauses (a), (b) and (c) immediately above, and shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available.
(b)    Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all fees and disbursements of its counsel other than as set forth in the definition of Registration Expenses.
(c)    Effective Registration Statement.
(i)    The Company shall be deemed not to have used its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that would reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or result in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company’s obligations hereunder), including, but not limited to, the acquisition or divestiture of assets or a material corporate transaction or event, or if the Company determines in good faith that effecting or maintaining the availability of the registration would materially and adversely affect an offering of securities of the Company or if the Company is in possession of material non-public information the disclosure of which would not be in the best interests of the Company. Nothing in this Section 2(c)(i) shall prevent the accrual of Additional Interest (as defined below) on any Registrable Securities or Exchange Securities.

(ii)    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC or becomes effective in accordance with the provisions of Section 8(a) of the 1933 Act; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.
(d)    Increase in Interest Rate. In the event that:
(i)    the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 60th day following the Closing Date, or
(ii)    the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 120th day following the Closing Date, or
(iii)    the Exchange Offer is not consummated on or prior to the 180th day following the Closing Date, or

(each of the events referred to in clauses (i) through (iii) above being hereinafter called a “Registration Default”), then the per annum interest rate borne by the Registrable Securities shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum immediately following such 60-day period in the case of clause (i) above, immediately following such 120-day period in the case of clause (ii) above or immediately following such 180-day period in the case of clause (iii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided, however, that, if at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this Section 2(d) shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such date that there is no Registration Default; provided further, that for any and all Registration Defaults, the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above or the consummation of the Exchange Offer after the 180-day period described in clause (iii) above, the interest rate borne by the Registrable Securities from the date of such filing, effectiveness or consummation, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred and shall be continuing at such time and the Company is otherwise in compliance with this Section 2(d); provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions (as if it were the original Registration Default). In addition, all Additional Interest shall cease to accrue at such time when there are no Registrable Securities outstanding. The Additional Interest provided for in this Section 2(d) shall be the sole and exclusive remedy for any failure of the Company to comply with the provisions of this Section 2(d).
The Company shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.
Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Senior Notes for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest.

(e)    Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders or the Participating Broker-Dealers for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Section 2(a).
3.    Miscellaneous.
(a)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that any Additional Notes (as defined in the Indenture) and any Exchange Notes (as defined in the Indenture) issued for any Additional Notes may be consolidated and form a single series with, and will vote together as one class on all matters with, the Initial Notes (as defined in the Indenture) and any Exchange Notes issued in exchange for the Initial Notes on any matters that arise pursuant to this Section 3(a).
(b)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail, or any courier guaranteeing overnight delivery (i) if to a Holder at the most current address set forth on the records of the registrar under the Indenture, and (ii) if to the Company, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3(b).
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent via electronic mail; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(c)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
(d)    Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any facsimile or electronically transmitted copies hereof or signature hereon will, for all purposes, be deemed originals. Unless otherwise provided herein or in any other related document, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in this Agreement shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Uniform Electronic Transactions Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Company is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Company pursuant to procedures approved by the Company.
(e)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(f)    Restriction on Resales. If the Company or any of its Subsidiaries or affiliates (as defined in Rule 144 under the 1933 Act) shall redeem, purchase or otherwise acquire any Registrable Security or any Exchange Security which is a “restricted security” within the meaning of Rule 144 under the 1933 Act, the Company will deliver or cause to be delivered such Registrable Security or Exchange Security, as the case may be, to the Trustee for cancellation and neither the Company nor any of its Subsidiaries or affiliates will hold or resell such Registrable Security or Exchange Security or issue any new Registrable Security or Exchange Security to replace the same.
(g)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)    Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Registration Rights Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:
NEW YORK MORTGAGE TRUST, INC.

By:
Name:
Title:
New York Mortgage Trust, Inc. 5.75% Senior Unsecured Notes due 2026
Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the the undersigned Purchaser has caused this Registration Rights Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

By:
Name:
Title:
New York Mortgage Trust, Inc. 5.75% Senior Unsecured Notes due 2026
Signature Page to Registration Rights Agreement